Exhibit 99.3

malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Cardinal Energy Group, LLC
Upper Arlington, Ohio

We have audited the accompanying balance sheets of Cardinal Energy Group, LLC. (the "Company") as of December 31, 2011 and 2010, and the related statements of operations, members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardinal Energy Group, LLC as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has negative operating cash flows and has a working capital deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone Bailey, LLP

www.malonebailey.com
Houston, Texas
April 11, 2012

10350 Richmond Ave., Suite 800 · Houston, TX 77042 · 713.343.4200
15 Maiden Lane, Suite 1003 · New York, NY 10038 · 212.406.7272
www.malonebailey.com
NEXIA INTERNATIONAL

Registered Public Company Accounting Oversight Board · AICPA

Cardinal Energy Group, LLC
Balance Sheets

	December 31,
	2011	2010

ASSETS

Cash	$111	$-
Accounts receivable	-	5,775
Available for sale securities, at market	4,620	16,940

TOTAL CURRENT ASSETS	4,731	22,715

PROPERTY AND EQUIPMENT, net of accumulated
depreciation of $6,122 and $9,187,
respectively	9,975	35,404

OIL AND GAS PROPERTIES (full cost method)
Unproved properties	1,304,584	-

OTHER ASSETS
Security deposit	1,000	-

TOTAL ASSETS	$1,320,290	$58,119

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Bank overdraft	$-	$1,095
Accounts payable and accrued expenses	11,925	3,328
Related party payables	10,022	-
Current portion of automobile loan payable	-	20,627

TOTAL CURRENT LIABILITIES	21,947	25,050

LONG-TERM LIABILITIES
Debentures payable	-	53,646
Asset retirement obligation	3,986	-

TOTAL LONG-TERM LIABILITIES	3,986	53,646

TOTAL LIABILITIES	25,933	78,696

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS’ EQUITY (DEFICIT)
Members’ capital	3,548,188	2,179,071
Accumulated other comprehensive loss	(2,212,980)	(2,200,660)
Retained earnings (deficit)	(40,851)	1,012

TOTAL MEMBERS’ EQUITY (DEFICIT)	1,294,357	(20,577)

TOTAL LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)	$1,320,290	$58,119

The accompanying notes are an integral part of these financial statements.

Cardinal Energy Group, LLC
Statements of Operations

	For the Years Ended
	December 31,
	2011	2010

REVENUES
Oil and gas revenues	$11,727	$101,372

Total Revenues	11,727	101,372

COST OF SALES
Well operating costs	3,384	47,380

Total Cost of Sales	3,384	47,380

GROSS MARGIN	8,343	53,992

OPERATING EXPENSES
Depreciation and amortization expense	2,366	8,246
Accretion expense	110	-
General and administrative	39,613	10,981

Total Operating Expenses	42,089	19,227

INCOME (LOSS) FROM OPERATIONS	(33,746)	34,765

OTHER INCOME (EXPENSES)
Interest expense, net	(4,529)	(5,745)
Other	(3,588)	1,364

Total Other Income (Expenses)	(8,117)	(4,381)

NET INCOME (LOSS)	$(41,863)	$30,384

OTHER COMPREHENSIVE LOSS
Change in value of investments	(12,320)	(1,540)

NET COMPREHENSIVE INCOME (LOSS)	$(54,183)	$28,844

The accompanying notes are an integral part of these financial statements.

Cardinal Energy Group, LLC
Statements of Members’ Equity (Deficit)

		Accumulated
		Other
	Members’	Comprehensive	Retained	Members’
	Capital	Income (Loss)	Earnings	Equity

Balance, December 31, 2009	$2,208,669	$(2,199,120)	$(29,372)	$(19,823)

Capital contributions	17,500	-	-	17,500

Member distributions	(47,098)	-	-	(47,098)

Unrealized holding gains and losses for available-for-sale securities	-	(1,540)	-	(1,540)

Net income for the year	-	-	30,384	30,384

Balance at December 31, 2010	2,179,071	(2,200,660)	1,012	(20,577)

Capital contributions	83,115	-	-	83,115

Units issued for oil and gas property	1,294,934			1,294,934

Conversion of debt	60,497			60,497

Member distributions	(69,429)	-	-	(69,429)

Unrealized holding gains and (losses) for available-for-sale securities	-	(12,320)	-	(12,320)

Net loss for year	-	-	(41,863)	(41,863)

Balance at December 31, 2011	$3,548,188	$(2,212,980)	$(40,851)	$1,294,357

The accompanying notes are an integral part of these financial statements.

Cardinal Energy Group, LLC
Statements of Cash Flows

	For the Years Ended
	December 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(41,863)	$30,384
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operations:
Loss on trade-in of fixed assets	1,595	-
Accretion expense	110	-
Depreciation expense	2,366	8,246
Changes in operating assets and liabilities:
Accounts receivable	-	(5,775)
Accounts payable	10,830	1,095
Accrued expenses	9,737	-
Other assets	(1,000)	(2,884)

Net Cash Provided by (Used in) Operating Activities	(18,225)	31,066

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of oil properties	-	-
Purchase of fixed assets	-	(2,929)

Net Cash Used in Investing Activities	-	(2,929)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loan payable	(5,372)	(5,367)
Proceeds from debentures	-	6,646
Proceeds from related party loan	(10,022)	-
Capital contribution	83,115	17,500
Member distributions	(69,429)	(47,098)

Net Cash Provided by (Used in) Financing Activities	18,336	(28,319)

NET (DECREASE) INCREASE IN CASH	111	(182)
CASH AT BEGINNING OF YEAR	-	182

CASH AT END OF YEAR	$111	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$230	$5,064
Income taxes	-	-

NON-CASH FINANCING ACTIVITIES:
Non-cash contribution of capital	$1,294,934	$-
Debt converted to equity	60,497	-
Unrealized loss on AFS securities	(12,320)	(1,540)
Asset retirement obligation	3,876	-
Trade in of property and equipment to pay off loan	21,468	-

The accompanying notes are an integral part of these financial statements.

Cardinal Energy Group, LLC
Notes to the Financial Statements
For the Years Ended December 31, 2011 and 2010

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of operations and organization

Continental Energy, LLC (“we”, “our”, the “Company”) was organized as a Limited Liability Company (“LLC”) on March 10, 2009 under the laws of the State of Ohio. On April 13, 2011, the Company changed its name to Cardinal Energy Group, LLC.

The Company has been engaged in the exploration, development, exploitation and production of oil and natural gas.  The Company sells its oil and gas products primarily to domestic purchasers of oil & gas production. Its operations are presently focused in the State of California. The recoverability of the capitalized exploration and development costs for these properties is dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete exploration and development, and future profitable production or proceeds from disposition of such property.

During 2011, the Company’s majority owner contributed leases and working interests located in California valued at $1,294,934. The value associated with these leases and working interests were assigned to unproved property as the wells are not producing at sustainable levels to classify as proved reserves.

The wells were valued at their fair value based on purchase offers from independent companies and recorded as the member’s initial capital. The accompanying financial statements reflect the historical revenues and direct operating expenses related to the wells. All net cash proceeds from the wells’ production are treated as member distributions.

Basis of Presentation and Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosures of revenues and expenses for the reported year.  Actual results may differ from those estimates.

Revenues and direct operating expenses of the California properties represent members’ interest in the properties acquired for the periods prior to the closing date and are presented on the accrual basis of accounting and in accordance with generally accepted accounting principles. The financial statements presented are not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

Cash and Cash Equivalents

Cash and cash equivalents are all highly liquid investments with an original maturity of three months or less at the time of purchase and are recorded at cost, which approximates fair value.

Allowance for Doubtful Accounts

Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles. At December 31, 2011 and 2010, no reserve for allowance for doubtful accounts was needed.

Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and natural gas properties, whereby all costs incurred in connection with the acquisition, exploration for and development of petroleum and natural gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on non-producing leases, drilling, completing and equipping of oil and gas wells and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income.

Depletion and depreciation of proved oil and gas properties is calculated on the units-of-production method based upon estimates of proved reserves. Such calculations include the estimated future costs to develop proved reserves. Oil and gas reserves are converted to a common unit of measure based on the energy content of 6,000 cubic feet of gas to one barrel of oil. Costs of unevaluated properties are not included in the costs subject to depletion. These costs are assessed periodically for impairment.

Ceiling Test

In applying the full cost method, the Company performed an impairment test (ceiling test) at each reporting date, whereby the carrying value of oil and gas property and equipment is limited to the “estimated present value” of the future net revenues from its proved reserves, discounted at a 10-percent interest rate and based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to any book and tax basis differences of the properties. As of December 31, 2011 and 2010 no impairment of oil and gas properties was recorded.

Property and Equipment

Support equipment and other property and equipment are valued at cost and depreciated over their estimated useful lives, using the straight-line method over estimated useful lives of 3 to 5 years. Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in income or loss from operations.

Asset Retirement Obligation

The Company follows FASB ASC 410, Asset Retirement and Environmental Obligations which requires entities to record the fair value of a liability for asset retirement obligations (“ARO”) and record a corresponding increase in the carrying amount of the related long-lived asset. The asset retirement obligation primarily relates to the abandonment of oil and gas properties. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of oil and gas properties and is depleted over the useful life of the asset. The settlement date fair value is discounted at our credit adjusted risk-free rate in determining the abandonment liability. The abandonment liability is accreted with the passage of time to its expected settlement fair value. Revisions to such estimates are recorded as adjustments to ARO are charged to operations in the period in which they become known. At the time the abandonment cost is incurred, the Company is required to recognize a gain or loss if the actual costs do not equal the estimated costs included in ARO. The ARO is based upon numerous estimates and assumptions, including future abandonment costs, future recoverable quantities of oil and gas, future inflation rates, and the credit-adjusted risk-free interest rate. The ARO is $3,986 as of December 31, 2011. The Company accreted $110 to ARO during the year ended December 31, 2011.

Available-for-Sale Securities

The Company’s available-for-sale securities consist of investments in marketable securities.  The Company carries its investment at fair value based upon quoted market prices. Unrealized holding losses on available-for-sale securities are excluded from earnings and reported as accumulated other comprehensive loss, a separate component of members’ equity (deficit), until realized.  The Company recorded unrealized losses of $12,320 and $1,540 during the years ended December 31, 2011 and 2010, respectively. Accumulated Other Comprehensive Losses were $2,212,980 as of December 31, 2011.

Income Taxes

The Company is a disregarded entity for Federal and state income tax purposes. The Company’s income or loss, which may differ considerably from income or loss reported for financial reporting purposes, is passed through to the federal income tax returns of its members. As such, no federal income tax for these entities has been provided for in the accompanying financial statements. The Company is subject to franchise tax obligations in Ohio and state tax obligations in California.

Concentration

The Company sold all of its oil and natural gas production to one customer in 2011 and 2010.

Revenue and Cost Recognition

The Company uses the sales method to account for sales of crude oil and natural gas. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. The volumes sold may differ from the volumes to which the Company is entitled based on the interest in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Costs associated with production are expensed in the period incurred. The Company recognizes well remediation revenues when the services are complete and accepted by the customer.

New Accounting Pronouncements

Management has considered all recent accounting pronouncements issued or effective and believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The Company currently utilizes production revenues to fund its operating expenses.  The Company’s negative cash flows from operations, working capital deficit, projected cost of capital improvements of the oil and gas wells, and its projected operating losses to be incurred raise substantial doubt about its ability to continue as a going concern.  The Company plans to use additional equity financing through fiscal year 2012 to fund potential acquisitions and business expansion.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs.

The following tables set forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as of December 31, 2011 and 2010. As required by ASC 820, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. There were no transfers between fair value hierarchy levels for the years ended December 31, 2011 and 2010.

The carrying amounts reported in the balance sheets for cash, accounts receivable, loans payable, and accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments. The following table presents assets and liabilities that are measured and recognized at fair value as of December 31, 2011 and 2010, on a non-recurring basis:

Assets and liabilities measured at fair value on a recurring basis at December 31, 2011:				Total Carrying
Recurring:	Level 1	Level 2	Level 3	Value
Marketable securities	$4,620	$-	$-	$4,620
Total	$4,620	$-	$-	$4,620

Assets and liabilities measured at fair value on a recurring basis at December 31, 2010:				Total Carrying
Recurring:	Level 1	Level 2	Level 3	Value
Marketable securities	$16,940	$-	$-	$16,940
Total	$16,940	$-	$-	$16,940

The carrying value of short term financial instruments including cash, accounts payable, accrued expenses and short-term borrowings approximate fair value due to the short period of maturity for these instruments.  The long-term debentures payable approximates fair value since the related rates of interest approximate current market rates.

The Company holds 105,904 units of The Opportunity Fund at December 31, 2011 and 2010. These units were contributed to the Company. Therefore, these units were reflected at the historical cost basis, which is $0, pursuant to the accounting rules on related party transactions and not the fair value of the units.

NOTE 4 – OIL AND GAS PROPERTIES

The Company holds oil and gas leases in California and Ohio. The oil and gas leases are classified as unproved properties due to the limited oil and gas production from the properties. The Company has not recorded any impairment of its oil and gas properties as of December 31, 2011.

NOTE 5 – DEBT

Automobile Loan Payable
In 2009, the Company entered into a purchase contract for a vehicle. The contract carried interest at an interest rate of approximately 5.37% per annum and was secured by the vehicle. The balance on the loan was $20,627 at December 31, 2010. During the year ended December 31, 2011, the Company returned the car for the cancellation of the balance of the debt of $15,255 and recorded a loss of $1,595 for the excess of the remaining book value over the debt cancelled.

Convertible Debt
During 2010 and 2009, the Company borrowed $6,646 and $47,000, respectively, pursuant to convertible debt agreements. The convertible debt accrued interest at 10% per annum and was convertible at the holder’s option to Company member units at a rate of $5.35. The convertible debt was converted into 11,309 units of Members’ capital during 2011 including accrued interest of $6,851.

NOTE 6 - MEMBERS’ EQUITY (DEFICIT)

The Company’s members, including the controlling member, contributed assets of $83,115 and $17,500 during the years ended December 31, 2011 and 2010, respectively. In addition, the Company issued membership units to purchase oil and gas properties of $1,294,934 during the year ended December 31, 2011. All net loss realized during 2011 and 2010 was allocated to the Company’s members. During the years ended December 31, 2011 and 2010, the Company made cash distributions to members of $69,429 and $47,098 respectively. During the year ended December 31, 2011, the holders of the Company’s debentures converted $60,497 of the debt into 11,309 units of Members’ Capital.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2011 the Company received advances from its controlling member of $10,022. The loan is non interest bearing, unsecured and due upon demand.

NOTE 8 – ASSET RETIREMENT OBLIGATION

The following table sets forth the principal sources of change of the asset retirement obligation for the years ended December 31, 2011 and 2010:

	2011	2010

Asset retirement obligations, beginning of period	$-	$-
Revisions in estimated liabilities	-	-
Abandonment costs	3,876	-
Accretion expense	110	-

Asset retirement obligations, end of period	$3,986	$-

The Company does not maintain an escrow agreement or performance bond to assure the administration of the plugging and abandonment obligations assumed by the Company in connection with the contribution of working interests by its sole member.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation
The Company may be party to various legal actions arising in the ordinary course of business. Matters that are probable of unfavorable outcomes to the Company and which can be reasonably estimated are accrued. Such accruals are based the Company’s estimates of the outcomes of such matters and its experience in contesting, litigating and settling similar matters.  There is no litigation or contingencies that require accrual or disclosure as of December 31, 2011 and 2010.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all subsequent events through April 11, 2012 and did not identify any events requiring recording or disclosure in the financial statements for the years ended December 31, 2011 and 2010.